Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Olivia Snyder, Manager, Investor Relations
(617) 219-1489

Industrial Logistics Properties Trust Announces Second Quarter 2018 Results
Second Quarter Net Income of $0.29 Per Share
Second Quarter Normalized FFO of $0.39 Per Share
Second Quarter Same Property Cash Basis NOI Increased by 3.3%

Newton, MA (July 27, 2018): Industrial Logistics Properties Trust (Nasdaq: ILPT) today announced financial results for the quarter and six months ended June 30, 2018. ILPT was formed in 2017 as a wholly owned subsidiary of Select Income REIT (Nasdaq: SIR). On January 17, 2018, ILPT sold approximately 30.8% of its common shares in an initial public offering, or the IPO, and became a separate public company. For periods prior to January 17, 2018, ILPT's historical results of operations and financial position have been derived from the financial statements of SIR and may not be comparable to future results. SIR currently owns 69.2% of ILPT's outstanding common shares.

John Popeo, President and Chief Executive Officer of ILPT, made the following statement:

"During the second quarter, we continued our positive leasing activity, entering leases for approximately 218,000 square feet that resulted in weighted average rental rates that were approximately 34.5% higher than prior rental rates for the same space, and a weighted average lease term of more than 11 years. In addition, we executed one rent reset in Hawaii for approximately 34,000 square feet of land at a rental rate that was approximately 18.0% higher than the prior rate. Even though occupancy declined slightly to 99.1% as of the end of the quarter, same property cash basis net operating income increased by 3.3% during the quarter because of rent increases. We are also pleased to announce our first acquisition since our IPO; in June 2018, we acquired a 240,000 square foot property located in Doral, Florida for $43.1 million."

Results for the Quarter Ended June 30, 2018:

Net income for the quarter ended June 30, 2018 was $18.7 million, or $0.29 per diluted share, compared to $21.6 million for the same quarter last year. Normalized funds from operations, or Normalized FFO, for the quarter ended June 30, 2018 were $25.6 million, or $0.39 per diluted share, compared to $28.7 million for the same quarter last year.

Reconciliations of net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and to Normalized FFO for the quarters ended June 30, 2018 and 2017 appear later in this press release.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Results for the Six Months Ended June 30, 2018:

Net income for the six months ended June 30, 2018 was $38.0 million, or $0.60 per diluted share, compared to $41.9 million for the same period last year. Normalized FFO for the six months ended June 30, 2018 were $51.7 million, or $0.82 per diluted share, compared to $58.3 million for the same period last year.

Reconciliations of net income determined in accordance with GAAP to FFO and to Normalized FFO for the six months ended June 30, 2018 and 2017 appear later in this press release.

Leasing, Occupancy and Same Property Results:

During the quarter ended June 30, 2018, ILPT entered lease renewals and new leases for approximately 218,000 square feet, which resulted in weighted average (by square feet) rental rates that were approximately 34.5% higher than prior rental rates for the same space and a weighted average (by square feet) lease term of 11.1 years. Commitments for leasing capital and concessions for these leases totaled approximately $540,000, or approximately $0.22 per square foot per lease year. All of ILPT's leasing activity during the quarter ended June 30, 2018 occurred in Hawaii. During the quarter ended June 30, 2018, ILPT also executed one rent reset at one of its properties in Hawaii for approximately 34,000 square feet of land at a rental rate that was approximately 18.0% higher than the prior rental rate.

As of June 30, 2018, 99.1% of ILPT’s total rentable square feet was leased, compared to 99.9% as of March 31, 2018 and 99.6% as of June 30, 2017. Occupancy for properties owned continuously since April 1, 2017, or on a same property basis, decreased to 99.1% at June 30, 2018 from 99.6% at June 30, 2017. Same property cash basis net operating income, or Cash Basis NOI, increased 3.3% for the quarter ended June 30, 2018 compared to the quarter ended June 30, 2017, primarily as a result of contractual rent increases and leasing activity at certain properties since April 1, 2017.

Reconciliations of net income determined in accordance with GAAP to net operating income, or NOI, and Cash Basis NOI, on both a consolidated and same property basis, for the quarters and six months ended June 30, 2018 and 2017 appear later in this press release.

Recent Investing Activities:

In June 2018, ILPT acquired a single tenant, net leased property located in Doral, FL with 240,283 rentable square feet for a purchase price of $43.1 million, excluding acquisition related costs. This property is 100% leased and has a lease term of approximately 10 years.

In July 2018, ILPT entered an agreement to acquire a single tenant, net leased property located in Upper Marlboro, MD with approximately 221,000 rentable square feet for a purchase price of $29.3 million, excluding acquisition related costs. This property is 100% leased and has a remaining lease term of approximately 12 years. This acquisition is expected to occur before the end of the third quarter of 2018.

Conference Call:

At 10:00 a.m. Eastern Time this morning, President and Chief Executive Officer, John Popeo, and Chief Financial Officer and Treasurer, Richard Siedel, will host a conference call to discuss ILPT’s second quarter 2018 financial results.

The conference call telephone number is (877) 270-2148. Participants calling from outside the United States and Canada should dial (412) 902-6510. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Friday, August 3, 2018. To access the replay, dial (412) 317-0088. The replay pass code is 10121840.

A live audio webcast of the conference call will also be available in a listen-only mode on ILPT's website, which is located at www.ilptreit.com. Participants wanting to access the webcast should visit ILPT's website about five minutes before the call. The archived webcast will be available for replay on ILPT's website following the call for about one week. The transcription, recording and retransmission in any way of ILPT’s second quarter conference call are strictly prohibited without the prior written consent of ILPT.

Supplemental Data:

A copy of ILPT’s Second Quarter 2018 Supplemental Operating and Financial Data is available for download at ILPT’s website, which is located at www.ilptreit.com. ILPT’s website is not incorporated as part of this press release.

Industrial Logistics Properties Trust is a real estate investment trust, or REIT, that owns and leases industrial and logistics properties throughout the United States. ILPT is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of ILPT’s operating results and financial condition and for an explanation of ILPT’s calculation of NOI, Cash Basis NOI, same property NOI, same property Cash Basis NOI, FFO and Normalized FFO and a reconciliation of those amounts to amounts determined according to GAAP.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER ILPT USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, “WILL”, “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, ILPT IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON ILPT’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY ILPT’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•
MR. POPEO'S STATEMENT IN THIS PRESS RELEASE THAT ILPT CONTINUED ITS POSITIVE LEASING ACTIVITY DURING THE SECOND QUARTER OF 2018 MAY IMPLY THAT ILPT WILL CONTINUE TO EXPERIENCE POSITIVE LEASING ACTIVITY IN THE FUTURE AND THAT ILPT'S OPERATING RESULTS WILL IMPROVE AS A RESULT. HOWEVER, ILPT'S ABILITY TO LEASE ITS PROPERTIES DEPENDS IN LARGE PART ON MARKET CONDITIONS IN AREAS WHERE ILPT'S PROPERTIES ARE LOCATED WHEN SUCH PROPERTIES BECOME AVAILABLE FOR LEASE OR WHEN LEASES ARE NEGOTIATED OR RENTS ARE RESET. LEASING MARKET CONDITIONS OFTEN CHANGE AND ARE GENERALLY BEYOND ILPT'S CONTROL. IN THE FUTURE, ILPT MAY EXPERIENCE INCREASING VACANCIES OR LOWER RENTS AT ILPT'S OWNED PROPERTIES AND ITS OPERATING RESULTS MAY DECLINE, AND

•
THIS PRESS RELEASE STATES THAT ILPT HAS ENTERED AN AGREEMENT TO ACQUIRE A PROPERTY FOR $29.3 MILLION, EXCLUDING ACQUISITION RELATED COSTS. THIS TRANSACTION IS SUBJECT TO CONDITIONS. THESE CONDITIONS MAY NOT BE MET AND THIS ACQUISITION MAY NOT OCCUR, MAY BE DELAYED OR THE TERMS MAY CHANGE.

THE INFORMATION CONTAINED IN ILPT’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN ILPT’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE ILPT’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY ILPT’S FORWARD LOOKING STATEMENTS. ILPT’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC'S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, ILPT DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Industrial Logistics Properties Trust

Condensed Consolidated Statements of Income

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues:
Rental income	$33,880	$33,427	$68,689	$67,297
Tenant reimbursements and other income	5,540	5,178	11,336	10,748
Total revenues	39,420	38,605	80,025	78,045

Expenses:
Real estate taxes	4,582	4,339	9,167	8,678
Other operating expenses	2,824	2,701	6,369	5,433
Depreciation and amortization	6,890	6,855	13,763	13,666
General and administrative	2,888	2,564	5,462	7,200
Total expenses	17,184	16,459	34,761	34,977

Operating income	22,236	22,146	45,264	43,068

Interest income	50	—	63	—
Interest expense (including net amortization of debt issuance costs and premiums of $311, ($75), $622 and ($148), respectively)	(3,552)	(560)	(7,354)	(1,115)
Income before income tax expense	18,734	21,586	37,973	41,953
Income tax expense	(8)	(11)	(15)	(22)
Net income	$18,726	$21,575	$37,958	$41,931

Weighted average common shares outstanding - basic and diluted	65,011	45,000	63,238	45,000

Net income per common share - basic and diluted	$0.29	$0.48	$0.60	$0.93

Industrial Logistics Properties Trust

Funds from Operations and Normalized Funds from Operations (1)

(amounts in thousands, except per share data)
(unaudited)

		Three Months Ended June 30,		Six Months Ended June 30,
		2018	2017	2018	2017

Net income		$18,726	$21,575	$37,958	$41,931
Plus:	depreciation and amortization	6,890	6,855	13,763	13,666
FFO		25,616	28,430	51,721	55,597
Plus:	estimated business management incentive fees (2)	—	281	—	2,690
Normalized FFO		$25,616	$28,711	$51,721	$58,287

Weighted average common shares outstanding - basic and diluted		65,011	45,000	63,238	45,000

FFO per common share - basic and diluted		$0.39	$0.63	$0.82	$1.24
Normalized FFO per common share - basic and diluted		$0.39	$0.64	$0.82	$1.30
Distributions declared per common share		$0.27	$—	$0.27	$—

(1)      ILPT calculates FFO and Normalized FFO as shown above. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income, calculated in accordance with GAAP, plus real estate depreciation and amortization, as well as certain other adjustments currently not applicable to ILPT. ILPT’s calculation of Normalized FFO differs from Nareit’s definition of FFO because ILPT includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of ILPT’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. ILPT considers FFO and Normalized FFO to be appropriate supplemental measures of operating performance for a REIT, along with net income and operating income. ILPT believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of its operating performance between periods and with other REITs. FFO and Normalized FFO are among the factors considered by ILPT’s Board of Trustees when determining the amount of distributions to ILPT’s shareholders. Other factors include, but are not limited to, requirements to qualify for taxation as a REIT, limitations in ILPT’s credit agreement, the availability to ILPT of debt and equity capital, ILPT’s expectation of its future capital requirements and operating performance and ILPT’s expected needs for and availability of cash to pay its obligations. FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income or operating income as indicators of ILPT’s operating performance or as measures of ILPT’s liquidity. These measures should be considered in conjunction with net income and operating income as presented in ILPT’s condensed consolidated statements of income. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than ILPT does.

(2)
Incentive fees under ILPT's and SIR’s business management agreements with The RMR Group LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined in the respective agreements, and are included in general and administrative expense in ILPT's condensed consolidated statements of income. In calculating net income in accordance with GAAP, ILPT recognizes estimated business management incentive fee expense, if any, in the first, second and third quarters. Although ILPT recognizes this expense, if any, in the first, second and third quarters for purposes of calculating net income, ILPT does not include such expense in the calculation of Normalized FFO until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined. Normalized FFO for the three and six months ended June 30, 2017 excludes $281 and $2,690, respectively, which represents the portion of SIR's estimated business management incentive fee allocated to ILPT for the period during which ILPT was SIR's wholly owned subsidiary.

Industrial Logistics Properties Trust

Calculation and Reconciliation of Property Net Operating Income and Cash Basis Net Operating Income (1)

(dollars in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Calculation of NOI and Cash Basis NOI:
Rental income	$33,880	$33,427	$68,689	$67,297
Tenant reimbursements and other income	5,540	5,178	11,336	10,748
Real estate taxes	(4,582)	(4,339)	(9,167)	(8,678)
Other operating expenses	(2,824)	(2,701)	(6,369)	(5,433)
NOI	32,014	31,565	64,489	63,934
Non-cash straight line rent adjustments included in rental income (2)	(1,038)	(1,475)	(2,232)	(2,945)
Lease value amortization included in rental income (2)	(101)	(96)	(203)	(192)
Non-cash amortization included in other operating expenses (3)	—	(138)	—	(276)
Cash Basis NOI	$30,875	$29,856	$62,054	$60,521

Reconciliation of Net Income to NOI and Cash Basis NOI:
Net income	$18,726	$21,575	$37,958	$41,931
Income tax expense	8	11	15	22
Income before income tax expense	18,734	21,586	37,973	41,953
Interest expense	3,552	560	7,354	1,115
Interest income	(50)	—	(63)	—
Operating income	22,236	22,146	45,264	43,068

General and administrative	2,888	2,564	5,462	7,200
Depreciation and amortization	6,890	6,855	13,763	13,666
NOI	32,014	31,565	64,489	63,934

Non-cash straight line rent adjustments included in rental income (2)	(1,038)	(1,475)	(2,232)	(2,945)
Lease value amortization included in rental income (2)	(101)	(96)	(203)	(192)
Non-cash amortization included in other operating expenses (3)	—	(138)	—	(276)
Cash Basis NOI	$30,875	$29,856	$62,054	$60,521

(1)
The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to ILPT’s property level results of operations. ILPT calculates NOI and Cash Basis NOI as shown above. ILPT defines NOI as income from its rental of real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that ILPT records as depreciation and amortization. ILPT defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fees, if any, and non-cash amortization included in other operating expenses. ILPT considers NOI and Cash Basis NOI to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of ILPT’s properties. ILPT uses NOI and Cash Basis NOI to evaluate individual and company wide property level performance, and ILPT believes that NOI and Cash Basis NOI provide useful information to investors regarding its results of operations because they reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of ILPT’s operating performance between periods and with other REITs. NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income or operating income as indicators of ILPT’s operating performance or as measures of ILPT’s liquidity. These measures should be considered in conjunction with net income and operating income as presented in ILPT’s condensed consolidated statements of income. Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than ILPT does.

(2)   ILPT reports rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any.

(3)
The amounts for the three and six months ended June 30, 2017, respectively, represent the portion of SIR's non-cash amortization included in other operating expenses allocated to ILPT for the period during which ILPT was SIR's wholly owned subsidiary.

Industrial Logistics Properties Trust

Reconciliation of Net Operating Income to Same Property Net Operating Income and Calculation of Same Property Cash Basis Net Operating Income (1)

(dollars in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Reconciliation of NOI to Same Property NOI (2)(3):
Rental income	$33,880	$33,427	$68,689	$67,297
Tenant reimbursements and other income	5,540	5,178	11,336	10,748
Real estate taxes	(4,582)	(4,339)	(9,167)	(8,678)
Other operating expenses	(2,824)	(2,701)	(6,369)	(5,433)
NOI	32,014	31,565	64,489	63,934
Less:
NOI of properties not included in same property results	(23)	—	(23)	—
Same property NOI	$31,991	$31,565	$64,466	$63,934

Calculation of Same Property Cash Basis NOI (2)(3):
Same property NOI	$31,991	$31,565	$64,466	$63,934
Less:
Non-cash straight line rent adjustments included in rental income (4)	(1,035)	(1,475)	(2,229)	(2,945)
Lease value amortization included in rental income (4)	(101)	(96)	(203)	(192)
Non-cash amortization included in other operating expenses (5)	—	(138)	—	(276)
Same property Cash Basis NOI	$30,855	$29,856	$62,034	$60,521

(1)
See footnote (1) on page 7 of this press release for the definitions of NOI and Cash Basis NOI, a description of why ILPT believes they are appropriate supplemental measures and a description of how ILPT uses these measures.

(2)
For the three months ended June 30, 2018, same property NOI and same property Cash Basis NOI are based on properties that ILPT owned (including for the period SIR owned ILPT's properties prior to the IPO) as of June 30, 2018, and which it owned continuously since April 1, 2017.

(3)
For the six months ended June 30, 2018, same property NOI and same property Cash Basis NOI are based on properties ILPT owned (including for the period SIR owned ILPT's properties prior to the IPO) as of June 30, 2018, and which it owned continuously since January 1, 2017.

(4)
ILPT reports rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any.

(5)
The amounts for the three and six months ended June 30, 2017, respectively, represent the portion of SIR's non-cash amortization included in other operating expenses allocated to ILPT for the period during which ILPT was SIR's wholly owned subsidiary.

Industrial Logistics Properties Trust

Condensed Consolidated Balance Sheets

(dollars in thousands, except per share data)

(unaudited)

	June 30,	December 31,
	2018	2017
ASSETS
Real estate properties:
Land	$657,931	$642,706
Buildings and improvements	729,823	700,896
	1,387,754	1,343,602
Accumulated depreciation	(83,581)	(74,614)
	1,304,173	1,268,988
Acquired real estate leases, net	73,848	79,103
Cash and cash equivalents	15,565	—
Rents receivable, including straight line rents of $52,409 and $50,177, respectively, net of allowance for doubtful accounts of $766 and $1,241, respectively	54,069	51,672
Debt issuance costs, net	5,169	1,724
Deferred leasing costs, net	5,190	5,254
Due from related persons	2,955	—
Other assets, net	381	4,942
Total assets	$1,461,350	$1,411,683

LIABILITIES AND SHAREHOLDERS' EQUITY
Revolving credit facility	$335,000	$750,000
Mortgage note payable, net	49,311	49,427
Assumed real estate lease obligations, net	19,339	20,384
Accounts payable and other liabilities	10,250	11,082
Rents collected in advance	5,852	5,794
Security deposits	5,802	5,674
Due to related persons	1,479	7,114
Total liabilities	427,033	849,475

Commitments and contingencies

Shareholders' equity:
Common shares of beneficial interest, $.01 par value: 100,000,000 shares authorized; 65,020,000 and 45,000,000 shares issued and outstanding, respectively	650	450
Additional paid in capital	997,991	546,489
Cumulative net income	53,227	15,269
Cumulative common distributions	(17,551)	—
Total shareholders' equity	1,034,317	562,208
Total liabilities and shareholders' equity	$1,461,350	$1,411,683

(END)